                                                                     Exhibit 4.8
                              (Face of Security)

                       CLARK REFINING & MARKETING, INC.

                         8 3/8% SENIOR NOTES DUE 2007

No. __________                                                       $98,500,000


          Clark Refining & Marketing, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum set forth above or such other principal sum indicated on the Schedule attached hereto (which shall not exceed $100,000,000) in United States Dollars on November 15, 2007, and to pay interest at the rate of 8 3/8% per annum from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for in cash in arrears on each May 15 and November 15 to the person whose name the Security is registered at the close of business on the May 1 or November 1 next preceding such Interest Payment Date, until the principal hereof is paid or made available for payment; provided, however, in the event that (i) the Company has not filed the registration statement relating to the Exchange Offer within 90 days following the Issue Date, or (ii) such registration statement has not become effective within 180 days following the Issue Date, (iii) the resale registration statement has not become effective within 105 days of the date on which the obligation to file such resale registration statement arose, or (iv) the Exchange Offer has not been consummated within 30 business days after the effectiveness deadline of the Exchange Offer Registration Statement, (v) the Company has not filed the resale registration statement within 45 days after the obligation to file such resale registration statement arose, or (vi) any registration statement required by the Registration Rights Agreement is filed and declared effective but shall thereafter cease to be effective (except as specifically permitted therein) without being succeeded within 30 days by an additional registration statement filed and declared effective (any such event referred to in Clauses (i) through (vi), the "Registration Default"), then, as liquidated damages for such Registration Default, subject to the Registration Rights Agreement, the per annum interest rate on the Notes will increase by 0.25% ("Special Interest") for the period from the occurrence of the Registration Default until such time as no Registration Default is in effect (at which time the interest rate will be reduced to its initial rate). If the Company has not consummated the Exchange Offer (or, if applicable, the resale registration has not become effective), within 270 days following the Issue Date, then the per annum dividend rate on the Securities will increase by an additional 0.25% for so long as the Company has not consummated the Exchange Offer (or until such resale registration becomes effective).

          Any accrued and unpaid interest on this Security upon the issuance of an Exchange Note in exchange for this Security shall cease to be payable to the Holder hereof but such accrued and unpaid interest shall be payable on the next Interest Payment Date for such Exchange Note to the Holder thereof on the related Regular Record Date.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date at the office or agency of the Company at New York, New York maintained for such purpose and at any other office or agency maintained by the Company for such purchase (any such location being called a "Place of Payment"); provided, however, that at the option of the Company payment of interest may be made by check to the address of the Person entitled thereto as such address shall appear on the Security Register. Interest shall be payable in cash. Any such interest not so punctually paid or duly provided, and interest on such defaulted interest at the interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date ("Special Record Date") for the payment of such defaulted interest to be fixed by the Company with the consent of the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such securities exchange, all as more fully provided in said Indenture.

          If this Security is a Global Security, all payments in respect of this Security will be payable to the Global Security Holder in its capacity as the registered Holder under the Indenture. If this Security is not a Global Security, payment of the principal of, premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, or at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, however, that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, and interest on, all Global Securities and all other Securities the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: November 21, 1997

                                       CLARK REFINING & MARKETING, INC.


                                       By
                                          -----------------------------
                                          Name:
                                          Title:


Certificate of Authentication

          This is one of the 8 3/8% Senior Notes due 2007 referred to in the within-mentioned Indenture.

                                       BANKERS TRUST COMPANY,
                                       as Trustee


                                       By:
                                          -----------------------------
                                          Authorized Signatory

                              (Back of Security)

          THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
(C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS

LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. EACH IAI THAT IS NOT A QIB WILL BE REQUIRED TO EFFECT ANY TRANSFER OF NOTES OR INTERESTS THEREIN (OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT) THROUGH ONE OF THE INITIAL PURCHASERS. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

          This Security is one of a duly authorized issue of securities of the Company designated as its 8 3/8% Senior Notes due 2007 (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of November 21, 1997 (as it may from time to time be supplemented or amended by one or more supplemental indentures, herein called the "Indenture"), between the Company and Bankers Trust Company, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company and the Trustee of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This issue of Securities is limited in aggregate principal amount to $100,000,000.

          The Securities are subject to redemption at the option of the Company, in whole or in part at any time on or after November 15, 2002, upon not less than 30 nor more than 60 days' notice mailed to each holder of Securities to be redeemed at such holder's address appearing on the Company' Securities Registrar, in principal amounts of $1,000 or an integral multiple of $1,000, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing on November 15 of each of the years set forth below, plus, in each case, interest accrued thereon to, but excluding, the date of redemption.

          Year                                            Percentage
          ----                                            ----------
          2002                                              104.187%
          2003                                              102.094%
          2004 and thereafter                               100.000%

          In addition, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to the extent the net cash proceeds thereof are contributed to the equity capital of the Company to redeem for cash up to 35% in aggregate principal amount of the Securities originally issued under the Indenture at any time prior to November 15, 2001, at a redemption price equal to 108.375% of the aggregate principal amount so redeemed, plus accrued interest, including Special Interest, to the Redemption Date; provided that at least 65% of the principal amount of Securities originally issued remain outstanding immediately after such redemption. Any such redemption shall be required to occur on or prior to 120 days after the receipt by the Company of the Net Available Proceeds of such Equity Offering and upon not less than 30 nor more than 60 days' notice mailed to each holder of Securities to be redeemed at such holder's address appearing in the Company's Security Register, in principal amounts of $1,000 or an integral multiple of $1,000. The Company may not use the Net Available Proceeds of any Equity Offerings which alone or combined with a related series of transactions result in a Change of Control to redeem Securities pursuant to this paragraph.

          If less than all of the Securities are to be redeemed at any time, the Trustee shall select, in such manner as it shall deem fair and appropriate, the particular Securities to be redeemed; provided that Securities redeemed in part will only be redeemed in integral multiples of $1,000.

          The Indenture provides that, subject to certain conditions, if (i) certain Net Available Proceeds are available to the Company as a result of Asset Dispositions or (ii) a Change of Control Triggering Event occurs, the Company shall be required to make an Offer to purchase for some or all of the Securities in accordance with the terms of the Indenture.

          The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

          In the event of redemption or purchase pursuant to a mandatory offer to purchase of this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          If an Event of Default shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. The Indenture also provides that, without notice to or consent of any Holder, the Company and the Trustee may enter into one or more supplemental indentures to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated securities in addition to or in place of certificated Securities, or make any other change, in each case, that does not adversely affect the rights of any Holder of a Security in any material respect. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, including Special Interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest, including Special Interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities are issuable only in registered form without coupons in denominations of $100,000 and any integral multiples of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made to the Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     No director, officer, employee, stockholder or incorporator, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

     Interest on this Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

     All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to conflicts of law principles thereof).

                      OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased in its entirety by the Company pursuant to Sections 10.09 and 9.16 of the Indenture, check the box: [_]

     If you want to elect to have only a part of this Security purchased by the Company pursuant to Sections 10.09 and 9.16 of the Indenture, state the amount (which must be $1,000 or integral multiples thereof): $____________________.

Dated: ___________             Your Signature: _________________________________
               (Sign exactly as name appears on the other side of this Security)

Signature Guarantee:  ___________________________________________________
                      (Signature must be guaranteed by a member firm of a national securities exchange or a commercial bank or trust company)

                                ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated: _________               Your Signature: _________________________________
               (Sign exactly as name appears on the other side of this Security)


Signature Guarantee:

                      SCHEDULE OF EXCHANGES OF SECURITIES

     The following exchanges of a part of this Global Note for another Global Note or for Definitive Securities have been made:

                                                                  Principal Amount of          Signature of
                  Amount of decrease in  Amount of increase in   this Global Security     authorized officer of
                   Principal Amount of    Principal Amount of   following such decrease    Trustee or Security
Date of Exchange  this Global Security   this Global Security        (or increase)              Custodian
----------------  ---------------------  ---------------------  -----------------------   ---------------------




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